Exhibit 99.1

Thor Announces Results Of Annual Meeting Of Shareholders

ELKHART, Ind., Dec. 9, 2016 /PRNewswire/ -- Thor Industries, Inc. (NYSE:THO) today announced the results of voting at its annual meeting of shareholders held on December 9, 2016. At the meeting, approximately 90.5% of the eligible votes were cast in person or by proxy for the election of three directors, the ratification of Thor's Independent Registered Public Accounting Firm, the advisory vote on executive compensation, and the approval of the Thor Industries, Inc. 2016 Equity and Incentive Plan. Based on the votes cast, all of the directors up for election were elected and all of the proposals passed.

On Proposal 1, approximately 96.2% of shares voted were for the election of Peter B. Orthwein as director, approximately 99.3% of shares voted were for the election of James L. Ziemer as director, and approximately 98.9% of shares voted were for the election of Robert W. Martin as director. On Proposal 2, the ratification of Deloitte & Touche LLP as Thor's Independent Registered Public Accounting Firm, approximately 98.2% of votes cast were for the proposal. On Proposal 3, the advisory vote to approve the compensation of Thor's named executive officers, approximately 96.6% of votes cast were for the proposal. On Proposal 4, the approval of the Thor Industries, Inc. 2016 Equity and Incentive Plan, approximately 94.0% of votes cast were for the proposal.

About Thor Industries, Inc.
Thor is the sole owner of operating subsidiaries that, combined, represent one of the world's largest manufacturers of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor Industries, Inc., and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, material or chassis supply restrictions, legislative and regulatory developments, the impact of rising interest rates on our operating results, the costs of compliance with increased governmental regulation, legal and compliance issues including those that may arise in conjunction with recent transactions, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations and the potential economic impact of rising interest rates, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, our ability to retain key management personnel of acquired companies, the loss or reduction of sales to key dealers, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the impact of potential losses under repurchase agreements, the potential impact of the strengthening U.S. dollar on international demand, general economic, market and political conditions and the other risks and uncertainties discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2016 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ending October 31, 2016.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this listing of questions and answers or to reflect any change in our expectations after the date of this listing or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Jeffery A. Tryka, CFA, Director of Corporate Development and Investor Relations, (574) 970-7912, jtryka@thorindustries.com